UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 696-5235

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2026, ImmunityBio, Inc., a Delaware corporation (“ImmunityBio” or the “Company”), entered into an exclusive development and supply agreement (the “Agreement”) with Japan BCG Laboratory, a Japanese corporation (“JBL”). Pursuant to the Agreement, JBL will manufacture and exclusively supply Tokyo-172 strain of Bacillus Calmette-Guerin (“BCG”) (the “Product”) to ImmunityBio for use in the United States and its territories (the “Territory”), pursuant to the terms and subject to the limitations set forth in the Agreement.

JBL will manufacture and supply the Product to ImmunityBio, and ImmunityBio will be solely responsible for all development activities, including preclinical studies and clinical trials, as well as obtaining and maintaining all regulatory approvals required to market and sell the Product in the Territory.

The Agreement grants ImmunityBio exclusive rights to purchase, import, sell and distribute Product in the Territory for an initial term of ten (10) years from the date of FDA approval of the Product. The Agreement also provides ImmunityBio with a right of first negotiation to obtain rights to develop and commercialize the Product in jurisdictions outside the Territory (excluding certain Asian regions including Japan) following the commencement of commercial production.

No payment is due from ImmunityBio to JBL prior to FDA approval of the Product. All vials supplied for regulatory submission shall be provided at no cost to ImmunityBio. Following FDA approval, ImmunityBio has committed to purchase at least 2 batches of Product per year. ImmunityBio shall use commercially reasonable efforts to launch and commercialize the Product in the Territory upon obtaining FDA approval.

The Agreement contains customary representations, warranties, indemnification, and confidentiality provisions. Either party may terminate the Agreement upon written notice in the event of an uncured material breach by the other party or upon the other party’s insolvency. ImmunityBio may also terminate the Agreement for convenience upon prior written notice.

The foregoing is only a brief description of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Item 7.01.	Regulation FD Disclosure.

On May 16, 2026, the Company issued a press release announcing the Agreement described in Item 1.01 above (the “Agreement Press Release”). The Agreement Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1**	Press Release dated May 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: May 18, 2026	By:	/s/ David C. Sachs
David C. Sachs
Chief Financial Officer